UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2008

CAPITAL CITY BANK GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	0-13358	59-2273542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
217 North Monroe Street, Tallahassee, Florida		32301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (850) 671-0300

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAPITAL CITY BANK GROUP, INC.

FORM 8-K
CURRENT REPORT

Item 2.02.                                 Results of Operations and Financial Condition.

On January 22, 2008, Capital City Bank Group, Inc. (“CCBG”) issued an earnings press release reporting CCBG’s financial results for the fiscal year ended December 31, 2007.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished under Item 2.02 of this Current Report, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.                                 Other Events.

On January 10, 2008, CCBG filed a Form 8-K (the “January 10th Form 8-K”) announcing that it had recorded a charge in its fourth quarter financial statements of approximately $992,000, or $0.03 per diluted common share to recognize a contingent liability related to the costs of the judgments and settlements from certain Visa Inc. (“Visa”) related litigation (“Covered Litigation”).

Also as previously stated by CCBG in the January 10th Form 8-K, in the event that the Visa IPO occurs, Visa has stated in its filings with the SEC that Visa’s escrow account established with a portion of its IPO proceeds will be used to pay the costs of the judgments and settlements from the Covered Litigation.  Thus, provided that the escrow account has sufficient funds, the liability recorded on CCBG’s books would no longer be required and would be reversed.

Further, in accordance with generally accepted accounting principles, CCBG did not recognize any value for its ownership interest in Visa.

As previously stated in the January 10th Form 8-K, Visa U.S.A. believes that its member banks are required to indemnify Visa U.S.A. for potential losses arising from the Covered Litigation.  Although CCBG has not accepted Visa U.S.A.’s assertions, CCBG has been advised that recent SEC guidance required CCBG to record in the fourth quarter of 2007 an additional contingent liability to recognize certain contingent obligations associated with Visa’s Covered Litigation.  Although the estimation of any potential losses related to the Covered Litigation is extremely difficult and very subjective, CCBG has determined that it must recognize a further charge in its fourth quarter financial statements of approximately $941,000, or $0.04 per diluted common share, bringing its total litigation reserve for this matter to $1.9 million, or $.07 per diluted share, all of which was recorded during the fourth quarter of 2007.  Upon consummation of Visa’s planned IPO, it is anticipated that the litigation reserve will be reversed and the fair value of the Visa shares received by CCBG will exceed the contingent liability which has now been recorded in connection with the Covered Litigation.

Item 9.01.                                 Financial Statements and Exhibits.

(c)            Exhibits.

Item No.                          Description of Exhibit

99.1                       Press release, dated January 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CITY BANK GROUP, INC.

Date: January 22, 2008	By:	/s/
J. Kimbrough Davis,
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated January 22, 2008.